UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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Ashworth, Inc.

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March 2006

This presentation contains forward-looking statements related to the Company's market position, finances, operating results, marketing and business plans and strategies within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, changed circumstances or unanticipated events unless required by law. These statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the identification and evaluation of strategic alternatives, the actual or threatened proxy solicitation by third parties, timely development and acceptance of new products, as well as strategic alliances, the integration of the Company's acquisition of Gekko Brands LLC, the impact of competitive products and pricing, the success of the Callaway Golf apparel product line, the preliminary nature of bookings information, the ongoing risk of excess or obsolete inventory, the potential inadequacy of booked reserves, the successful operation of the new distribution facility in Oceanside, CA, and other risks described in Ashworth, Inc.'s SEC reports, including the annual report on Form 10-K for the year ended October 31, 2005, quarterly reports on Form 10-Q filed thereafter and amendments to any of the foregoing reports, including the Form 10-K/A for the year ended October 31, 2005. FORWARD LOOKING LANGUAGE

Ashworth, Inc. will file a proxy statement in connection with its 2006 annual meeting of stockholders. Ashworth stockholders are strongly advised to read the proxy statement when it becomes available, as it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by Ashworth with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at Ashworth's Internet website at www.ashworthinc.com or by writing to Ashworth, Inc., 2765 Loker Avenue West, Carlsbad, CA 92008. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com. Ashworth, its executive officers and directors may be deemed to be participants in a solicitation of proxies for Ashworth's 2006 annual meeting of stockholders. Information regarding these participants and their interests is contained in a filing under Rule 14a-12 filed by Ashworth with the Securities and Exchange Commission on February 21, 2006. ADDITIONAL INFORMATION

COMPANY OVERVIEW Leading designer of men's and women's golf-inspired lifestyle sportswear Primary distribution channels include: Core golf: golf pro shops, resorts, both domestically and internationally Retail: upscale department and specialty stores Corporate: corporate customers July 2004 acquisition of Gekko Brands, a leading designer, producer and distributor of headwear and apparel under The Game(r) and Kudzu(r) brands Added three new, quality distribution channels: Collegiate bookstore; NASCAR/racing; and outdoor sports (fishing and hunting) Obtained license for exclusive event merchandiser for the Kentucky Derby (September 2005) Immediately accretive to EPS; consistently meeting/exceeding profit plan since acquisition Strong, market-leading brands Ashworth Collection(tm): upscale sportswear worn on and off course Ashworth Authentics(tm): showcases popular items from the Ashworth line. Ashworth Weather Systems(r): technical performance line Official apparel licensee of Callaway Golf Company Prestigious Darrell Survey ranked the Ashworth brand the #1 brand in golf shirt usage in the U.S. for the 10th consecutive year (November 2005)

RECENT INITIATIVES Profit improvement initiatives outlined in Q4 2005 designed to improve the Company's operational execution and financial performance Support multi-brand, multi-channel business Generate acceptable returns in all channels Enhance value for shareholders Key issues addressed: Domestic inventory management Operating efficiency of the U.S. Embroidery and Distribution Center (EDC) Merchandising strategy in retail channel Pricing and gross margin management Operating expense control Completed strengthening of finance department Appointment of Winston Hickman as EVP and CFO Committed to taking necessary steps to drive growth and improve returns in all channels Positive Impact of Profit Improvement Initiatives Taken Since Q4 2005

FIRST QUARTER FISCAL 2006 HIGHLIGHTS Financial / Operational Overview: Total Company sales of $40.6 million, up 11.2% over last year Breakeven consolidated EPS, compared to $0.01 per share in Q1 2005 Consolidated EPS of $0.03 per share, excluding special SG&A expenses not incurred last year (i.e. proxy- and strategic alternative exploration process- related expenses)* Gross margin increased to 44.3% from 40.1% in Q1 2005 More in line with historical levels Increase in sales of full margin products Improved direct labor efficiencies at the U.S. EDC Six consecutive months of meeting operating direct labor efficiency targets at the U.S. EDC Effectively managed inventory levels, while sales increased Domestic gross inventory increased only 3%; sales grew 10% Implementation of multiple inventory and supply chain initiatives Increase in domestic net inventory levels primarily attributable to support of cross-selling initiatives * Information required by Regulation G is provided in Appendix A herein

FIRST QUARTER FISCAL 2006 HIGHLIGHTS Channel Overview: Sales growth in five of six distribution channels Corporate: Third successive quarter of strong double digit growth With significant growth rate of 29.3% over Q1 2005 and overall industry sales flat, management believes that the Company is gaining market share Positive results due primarily to: new strategies; enhanced focus on outerwear category; expansion of Callaway Golf apparel line to include new women's line Retail: Significantly increased sales by 40.9% over Q1 2005 Reduced granted markdown allowances New merchandising strategy and improved product mix Improved sell-through and strong order backlog for balance of Spring 2006 season Core on-course golf: Modest improvement; momentum building Focus on best-in-class accounts Launch of the Ashworth Weather Systems(r) line New advertising campaign (January 2006) reinforcing core authentic values and heritage of Ashworth brand; dedication to technical product trend

FIRST QUARTER FISCAL 2006 HIGHLIGHTS Channel Overview: International: Solid growth of 19.3% over Q1 2005 Driven primarily by sales in Europe Ashworth East (Gekko): Overall channel revenue growth of 16.8% over Q1 2005 Revenue growth of 15.5% for The Game(r) (collegiate bookstore brand) and 3.7% for Kudzu(r) (NASCAR/racing brand) Growth primarily attributable to addition of the Kentucky Derby and increase in green grass sales, which benefited from cross-selling initiatives Company-Owned Outlet Stores: 36.2% revenue growth over Q1 2005 Net addition of 3 new outlet stores (6 openings, 3 closings) since Q1 2005 brings total number of outlet stores to 12

POISED FOR CONTINUED GROWTH Reaffirmed full-year fiscal 2006 guidance Consolidated revenue of approximately $210 to $220 million Consolidated net earnings of $0.48 to $0.56 per diluted share based on current trends Expenses to be incurred in connection with upcoming 2006 Annual Meeting could be higher than last year and thus could negatively impact guidance

EXPLORATION OF STRATEGIC ALTERNATIVES Ashworth's Board of Directors actively exploring a range of strategic alternatives to enhance shareholder value Alternatives include a potential sale or merger of the Company Retained Houlihan Lokey Howard & Zukin in November 2005 Board believes that Ashworth is well-positioned to increase shareholder value and that the stock price does not reflect the true value of the Company and its prospects Formal, robust process - Pleased with the level of interest received to date Disclosure of interim developments not in the best interests of the process; no assurance that any transaction or other corporate action will result Ashworth's Board of Directors is Committed to Enhancing Shareholder Value

ASHWORTH'S BOARD IS THE RIGHT BOARD Committed to enhancing value for shareholders Guiding management through successful execution of profit improvement initiatives Actively exploring range of strategic alternatives, including a possible sale or merger Strongly supportive and actively engaged in profit improvement initiatives and exploration process 6 of 7 directors are independent Recent independent director appointments Detlef Adler, CEO of Seidensticker Group (international apparel company); Seidensticker Group owns ~5% of Company's outstanding shares John Richardson, SVP, Controller and Chief Accounting Officer of Qwest Communications Board committed to adding additional qualified, independent directors Interests closely aligned with shareholders Board and management team beneficially own in the aggregate ~4.7% of Company's outstanding shares and, together with the Seidensticker Group, own in the aggregate ~9.7% of Company's outstanding shares Board and management team actively buying shares

STRONG CORPORATE GOVERNANCE PRACTICES Significant majority of independent directors - all but one All key committees comprised solely of independent directors Executives and directors subject to stock ownership guidelines Designated independent lead director Two financial experts, both serving on Audit Committee All stock-based incentive plans approved by shareholders Active and involved Board: held 18 meetings during last 12 months Corporate Governance Quotient (CGQ) (as of March 1, 2006) Better than 84.5% of Consumer Durables & Apparel companies Better than 73.9% of the S&P 600 companies

KNIGHTSPOINT GROUP OFFERS NOTHING Primary business appears to be advisor to hedge funds seeking to take over public companies Knightspoint receiving significant fees to lead proxy fight campaigns Most of Ashworth stock owned not by Knightspoint, but by another hedge fund (Ramius Capital Group and its affiliates) Conducting a similar and simultaneous campaign at Sharper Image (SHRP) with Ramius 5 of the same director nominees used in both Knightspoint campaigns Knightspoint's proposal is something Ashworth's Board of Directors has already considered and is acting upon In its own filings, Knightspoint is advocating for a sale of the Company - a process that the Board is actively evaluating, and has been since November 2005 We do not believe Ashworth's recent operational and financial accomplishments could have been achieved under Knightspoint's direction Little or no experience and understanding of Ashworth's markets Little or no relationships with the Company's key customers and major organizations Knightspoint's director nominees represent only the interests of Knightspoint No articulated strategy for the Company No discernable track record for building sustainable shareholder value We Believe Knightspoint's True Motivation is Nothing More than Fulfillment of its Image as an Advisor to Hedge Funds in Leading Takeovers of Public Companies Without Regard to Building Value for All Shareholders

CONCLUSION Ashworth continues to execute its profit improvement initiatives across organization Ashworth's first quarter fiscal 2006 results demonstrate significant operational and financial performance improvement Ashworth's Board and management team have extensive retail and brand management experience to guide the continued growth of the Company and its brands Ashworth's Board is committed to enhancing shareholder value Ashworth's Board actively exploring a range of strategic alternatives, including a possible sale or merger of the Company We believe Knightspoint's interests are nothing more than fulfillment of its image as an advisor to hedge funds in leading takeovers of public companies without regard to building value for all shareholders Elect Ashworth's Directors Enhance the Value of Your Investment Reject Knightspoint's Self-Serving Efforts

This presentation includes information presented on an adjusted non-GAAP basis. These adjusted non-GAAP financial measures are considered "non-GAAP" financial measures within the meaning of SEC Regulation G. The Company believes that this presentation of adjusted non-GAAP financial results provides useful information to both management and investors to better understand the impact of excess SG&A expenses associated with the threatened proxy solicitation by third parties and certain public company costs booked in the first quarter of fiscal 2006 but not incurred last year. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles. The reconciliation set forth below is provided in accordance with Regulation G and reconciles the adjusted non-GAAP financial measure with the most directly comparable GAAP-based financial measure. ASHWORTH, INC. Adjusted Non-GAAP Consolidated Statements of Operations First Quarter ended January 31, 2006 and 2005 (Unaudited) Quarter Ended 1/31/06 Quarter Ended 1/31/05 --------------------------------------------------------------------------------------------------------------------------------------------------- Elimination of Excess Adjusted As Reported SG&A expenses(1) Non-GAAP Results As Reported ------------ ------------ ----------- ------------ Net Revenue $40,612,000 $ - $40,612,000 $36,513,000 Cost of Sales 22,636,000 - 22,636,000 21,878,000 ------------ ----------- ------------ ------------ Gross Profit 17,976,000 17,976,000 14,635,000 Selling, General and Administrative Expenses 17,698,000 (800,000) 16,898,000 14,091,000 ------------ ----------- ------------ ------------ Income from Operations 278,000 800,000 1,078,000 544,000 Other Income (Expense): Interest Income 10,000 - 10,000 20,000 Interest Expense (679,000) - (679,000) (533,000) Other Income, net 308,000 - 308,000 107,000 ------------ ----------- ------------ ------------ Total Other Expense, net (361,000) - (361,000) (406,000) Income (Loss) Before Provision for Income Taxes (83,000) 800,000 717,000 138,000 Benefit (Provision) for Income Taxes 33,000 (320,000) (287,000) (55,000) ------------ ----------- ------------ ------------ Net Income (Loss) $(50,000) $480,000 $430,000 $83,000 ============ =========== ============ ============ Income (Loss) Per Share - BASIC ($0.00) $0.03 $0.03 $0.01 Weighted Average Common Shares Outstanding 14,182,000 14,182,000 14,182,000 13,726,000 ============ =========== ============ ============ Income (Loss) Per Share - DILUTED ($0.00) $0.03 $0.03 $0.01 Adjusted Weighted Average Shares And Assumed Conversions 14,182,000 14,337,000 14,337,000 14,110,000 ============ =========== ============ ============ (1) Excess SG&A expenses associated with the threatened proxy solicitation and certain public company costs booked in the first quarter of fiscal 2006 but not incurred last year. APPENDIX A: REGULATION G RECONCILIATION